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                                                                   EXHIBIT 99.03

                       BLACK DIAMOND SAVINGS BANK, F.S.B.

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                       SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints             and             , and
either of them, as attorney and proxy of the undersigned, with the full power of substitution, to represent the undersigned and to vote all of the shares of stock in Black Diamond Savings Bank, F.S.B., which the undersigned is entitled
to vote at the Special Meeting of Shareholders to be held at    , on    ,   ,
1999 at      p.m., local time, and any adjournments or postponements thereof (1)
as specified below and as more particularly described in the accompanying Joint Proxy Statement-Prospectus, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL LISTED BELOW.

         1. Approval of the Agreement and Plan of Reorganization and Merger Exchange, dated as of May 28, 1999, among FNB Financial Services Corporation, FNB Acquisition Sub, F.S.B. and Black Diamond Savings Bank, F.S.B., by which FNB Financial Services Corporation will acquire Black Diamond Savings Bank, F.S.B. by merging FNB Acquisition Sub, F.S.B. with and into Black Diamond Savings Bank, F.S.B. with Black Diamond Savings Bank, F.S.B. surviving the merger.

         [ ]      FOR              [ ]      AGAINST           [ ]      ABSTAIN

                                     (Continued and to be signed on the reverse)

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                           (Continued from other side)


         By signing the proxy, a shareholder will be authorizing the proxy holder to vote in his discretion regarding any procedural motions which may come before the Special Meeting. For example, this authority could be used to adjourn the meeting if Black Diamond believes it is desirable to do so. Adjournment or other procedural matters could be used to obtain more time before a vote is taken in order to solicit additional proxies or to provide additional information to shareholders. However, proxies voted against the proposal will not be used to adjourn the Black Diamond Special Meeting. Black Diamond has no current plans to adjourn the meeting, but would attempt to do so if the Bank believes adjournment would promote shareholder interests.

         PLEASE SIGN EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

                                    Date____________________________, 1999
                                             (Be sure to date Proxy)

                                    ______________________________________
                                    Signature and title, if applicable

                                    ______________________________________
                                    Signature if held jointly

                                    WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                    ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE
                                    GIVE FULL TITLE AS SUCH. IF A CORPORATION,
                                    PLEASE SIGN THE FULL CORPORATE NAME BY THE
                                    PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A
                                    PARTNERSHIP, PLEASE SIGN IN THE PARTNERSHIP
                                    NAME BY AN AUTHORIZED PERSON.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.